                               ALSTON & BIRD LLP
                                 90 Park Avenue
                            New York, New York 10016

                                  212-210-9400
                               Fax: 212-210-9444
                                 www.alston.com

                                                                     Exhibit 5.1


Mark F. McElreath     Direct Dial: 212-210-9595    E-mail: mmcelreath@alston.com

                               December 19, 2003

Keryx Biopharmaceuticals, Inc.
750 Lexington Avenue
New York, New York  10022

        Re:  Form S-3 Registration Statement dated December 12, 2003

Gentlemen:

     We have acted as counsel to Keryx Biopharmaceuticals, Inc., a Delaware corporation (the "Company"), in connection with the above referenced registration statement (the "Registration Statement") on Form S-3 (File No. 333-111143), filed on December 12, 2003, by the Company with the Securities and Exchange Commission (the "Commission") under the Securities Act of 1933, as amended (the "Securities Act"), covering 4,285,295 shares of the Company's common stock, $0.001 par value per share (the "Common Stock"), to be issued in a Rule 415 offering. This opinion letter is rendered pursuant to Item 16 of Form S-3 and Item 601(b) of Regulation S-K.

     We have examined the Certificate of Incorporation of the Company, as amended, the Bylaws of the Company, as amended, and records of proceedings of the Board of Directors, or committees thereof, deemed by us to be relevant to this opinion letter and the Registration Statement. We also have made such further legal and factual examinations and investigations as we deemed necessary for purposes of expressing the opinion set forth herein.

     As to certain factual matters relevant to this opinion letter, we have relied conclusively upon originals or copies, certified or otherwise identified to our satisfaction, of such records, agreements, documents and instruments, including certificates or comparable documents of officers of the Company and of public officials, as we have deemed appropriate as a basis for the opinion hereinafter set forth. Except to the extent expressly set forth herein, we have made no independent investigations with regard to matters of fact, and, accordingly, we do not express any opinion as to matters that might have been disclosed by independent verification.

     Based upon the foregoing, it is our opinion that (a) the shares of Common Stock being registered for resale by the selling stockholders are duly and validly authorized, legally issued, fully paid and nonassessable, and (b) the shares of Common Stock

   One Atlantic Center             Bank of America Plaza            3201 Beechleaf Court, Suite 600    601 Pennsylvania Avenue, N.W.
1201 West Peachtree Street   101 South Tryon Street, Suite 4000         Raleigh, NC 27604-1062          North Building, 10th Floor
  Atlanta, GA 30309-3424          Charlotte, NC 28280-4000                   919-862-2200                Washington, DC 20004-2601
       404-881-7000                     704-444-1000                      Fax: 919-862-2260                    202-756-3300
    Fax: 404-881-7777                Fax: 704-444-1111                                                      Fax: 202-756-3333

issuable upon exercise by the selling stockholders of the warrants when issued in accordance with terms of the warrants will be duly and validly authorized, legally issued, fully paid and nonassessable.

     The opinion set forth herein is limited to the General Corporation Law of the State of Delaware, applicable provisions of the Constitution of the State of Delaware and reported judicial decisions interpreting the foregoing, and we do not express any opinion herein concerning any other laws.

     This opinion letter is provided to the Company for its use solely in connection with the transactions contemplated by the Registration Statement, and may not be used, circulated, quoted or otherwise relied upon by any other person or for any other purpose without our express written consent, except that the Company may file a copy of this opinion letter with the Commission as an exhibit to the Registration Statement. The only opinion rendered by us consists of those matters set forth in the fourth paragraph hereof, and no opinion may be implied or inferred beyond the opinion expressly stated.

     We consent to the filing of this opinion letter as an exhibit to the Registration Statement and to the use of our name under the heading "Legal Matters" in the Prospectus constituting a part thereof. In giving such consent, we do not thereby admit that we are within the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the Commission thereunder.


                                        Sincerely,

                                        ALSTON & BIRD LLP



                                      By: /s/ MARK F. MCELREATH
                                          --------------------------------------
                                          Mark F. McElreath, A Partner